UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

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☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission
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☐	Definitive Information Statement

SAFE TECHNOLOGIES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

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SAFE TECHNOLOGIES INTERNATIONAL, INC.
1200 N Federal Highway, Suite 200
Boca Raton, FL 33432

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
ON FEBRUARY 16, 2011

Dear Shareholders:

On February 16, 2011 (the “Record Date”), the Board of Directors of Safe Technologies International, Inc. (the "Company") and the holders of a majority of the Company’s outstanding stock (the “Shareholders”) took the following actions by execution of written consents (the “Written Actions”):

1.
The Directors adopted a proposal to amend the Company’s Certificate of Incorporation to increase the Company’s total number of authorized shares from 400,000,000 shares to 600,000,000 shares, all of which shall be common stock, par value $.00001 per share.

2.	The Shareholders approved the foregoing proposal as adopted by the Directors.

This Information Statement is being provided to all shareholders of the Company on March *, 2011. The above actions will become effective 20 calendar days after that date (the “Effective Date”).

By Order of the Board of Directors,

/s/ Christopher L. Kolb, President

THIS DOCUMENT IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE ACTIONS TAKEN

AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

As of the Record Date, the Company's Board of Directors recommended, and the holders of a majority of the outstanding shares of the Company, by written consent, approved an amendment to the Company’s Certificate of Incorporation to increase our total number of authorized shares from 400,000,000 shares to 600,000,000 shares, all of which will be common stock, par value $.00001 per share.

The form of the Certificate of Amendment to our Certificate of Incorporation to increase our total number of authorized shares is included as Exhibit A to this Information Statement. The increase in the number of authorized shares will become effective upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will be filed promptly following the Effective Date.

Effect of Increase in Authorized Shares: Currently, we are authorized to issue up to 400,000,000 shares of Common Stock, of which 326,204,814 shares were issued and outstanding as of the Record Date. In addition to the 326,204,814 shares outstanding as of the Record Date, we have 70,000,000 shares reserved for issuance to Kodiak Capital Group LLC under our equity line of credit with them.  This means that we have essentially no stock available for use in acquiring additional product lines or volume of business.  Following the increase in authorized stock, we will be authorized to issue up to 600,000,000 shares of Common Stock. Each additional share of common stock authorized by the amendment will have the same rights and privileges under our Certificate of Incorporation, as each share of Common Stock that is currently authorized for issuance. We believe that the availability of additional authorized shares of Common Stock will provide us with additional flexibility, giving us the ability to issue Common Stock for a variety of purposes, including, among others, the acquisition of additional product lines or volume of business, sale of Common Stock to obtain additional capital, or the use of Common Stock for equity compensation, subject to stockholder approval as required. We currently do not have any plan, commitment, arrangement, understanding or agreement, either written or oral, to issue any shares of additional Common Stock. However, the additional shares of Common Stock will be available for issuance by action of our board of directors without the need for further action by our stockholders, unless stockholder action is specifically required by applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the number of shares of the Company's Common Stock that are beneficially owned by (i) each executive officer of the Company, (ii) each director of the Company and (iii) each shareholder of the Company who owns more than 5% of the Company's Common Stock as of the Record Date. An asterisk indicates beneficial ownership of less than 1% of the Company's outstanding stock. Except as otherwise indicated, each of the shareholders listed below has voting and investment power over the shares beneficial owned and the address of each beneficial owner is c/o the Company at 1200 N Federal Highway, Suite 200, Boca Raton, FL 33432. As of the Record Date, there were issued and outstanding 326,204,814 shares of the Company's common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Ruth Deutsch	118,125,180	1	36.2
Shareholder

Franklin Frank	118,475,303	1	36.2
Shareholder

Christopher L. Kolb	2,000,000	2	*
Director and President

Adria Bedell
Chief Financial Officer, Secretary	—		*

William P. Stueber II	101,164,999		31.0
Shareholder

All Officers and Directors as a group (3 persons)	2,000,000		*
———————
1
Includes 82,130,775 shares held by Franklin Frank, 14,143,825 shares held by Ruth Deutsch, Franklin Frank’s wife, 6,775,435 shares held by Franklin Frank and Ruth Deutsch as joint tenants, 11,675,145 shares held by Zaras Investments, Inc., a corporation controlled by Franklin Frank, and 3,400,000 shares held by LVDB, Inc., a corporation controlled by Franklin Frank.

2.	Includes vested options to purchase 1,000,000 shares.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

The foregoing Notice and Information Statement are sent by order of the Board of Directors of the Company.

By:	/s/ Christopher L. Kolb
Christopher L. Kolb
President
Boca Raton, Florida
Dated: March *, 2011

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
SAFE TECHNOLOGIES INTERNATIONAL, INC.

___________________________

Pursuant to Sections 228 and 242 of
the General Corporation Law of the
State of Delaware
___________________________

SAFE TECHNOLOGIES INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:  Upon the Effective Time, the first paragraph of Article Four of the Corporation's Certificate of Incorporation, relating to the capital structure of the Corporation, is hereby amended to read in its entirety as set forth below:

The total number of shares of stock which the Corporation shall have authority to issue is Six Hundred Million (600,000,000) shares, par value $.00001 per share. All such shares are of one class and are shares of common stock.

SECOND:  This Certificate of Amendment shall become effective as of *, 2011.

THIRD:  This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. The holders of the necessary number of shares approved the proposed amendments by written action on February 16, 2011, thereby duly adopting this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of *, 2011.

SAFE TECHNOLOGIES INTERNATIONAL, INC.

By:
Christopher L. Kolb, President

A-1